UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2004

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, LA		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

Filed herewith as Exhibits 10.1 through 10.3 are the forms of award agreements used in connection with The Shaw Group Inc. 2001 Employee Incentive Compensation Plan (as amended and restated through March 8, 2004) (the "2001 Plan"), and which are incorporated herein by reference.

The following sets forth a brief summary of the 2001 Plan, which is filed as an exhibit to The Shaw Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2004. A more detailed summary of the 2001 Plan as well as certain information regarding awards made under the 2001 Plan to certain of our executive officers during the fiscal year ended August 31, 2003, is contained in our definitive proxy statement filed on Schedule 14A relating to our 2004 Annual Meeting of Shareholders.

Administration and Eligibility. The Compensation Committee of the Board of Directors acts as administrator of the 2001 Plan. The persons eligible to participate in the 2001 Plan include our officers and employees and consultants, as may be selected from time to time by the Committee.

Types of Awards. Under the 2001 Plan, the Committee may award options (which may be either options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or those not intended to be incentive stock options); stock appreciation rights ("SARS"), restricted stock; performance shares and incentive bonuses.

Terms of Awards. The Committee has the full and complete discretion to provide the terms and conditions of any award under the 2001 Plan, provided that (i) the exercise price of an option or SAR cannot be less than 100% of the fair market value of a share of common stock on the date of grant; and (ii) performance shares must have an initial value equal to the fair market value of a share of common stock on the date of grant. Further, no restricted stock award made to any individual participant can exceed 50,000 shares of common stock in any one fiscal year and no more than 50,000 shares of common stock may be subject to any performance share award to any individual participant in any one fiscal year. In addition, while the Committee has complete discretion, options have generally been exercisable in four 25% annual installments beginning one year from the date of grant and restricted stock awards generally vest in four 25% annual installments beginning one year from the date of award.

Change of Control. All options and SARs become fully exercisable, all shares of restricted stock and performance shares fully vest free of restrictions and all approved and accrued incentive bonuses become fully payable upon the occurrence of a Change of Control as defined in the 2001 Plan.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are filed as Exhibits to this Current Report on Form 8-K.

10.1 Form of Incentive Stock Option Agreement under The Shaw Group Inc. 2001 Employee Incentive Compensation Plan.

10.2 Form of Non-Qualified Stock Option Agreement under The Shaw Group Inc. 2001 Employee Incentive Compensation Plan.

10.3 Form of Restricted Stock Agreement under The Shaw Group Inc. 2001 Employee Incentive Compensation Plan.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc. (Registrant)

October 12, 2004	By:	Robert L. Belk

Name: Robert L. Belk
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

EX-10.1	Form of Incentive Stock Option Agreement under The Shaw Group Inc. 2001 Employee Incentive Compensation Plan
EX-10.2	Form of Non-Qualified Stock Option Agreement under The Shaw Group Inc. 2001 Employee Incentive Compensation Plan
EX-10.3	Form of Restricted Stock Agreement under The Shaw Group Inc. 2001 Employee Incentive Compensation Plan